Exhibit 23.1

                              [ANDERSEN LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 30, 2001 (except with respect to the matters discussed in Notes 9 and 19, as to which the date is March 23, 2001) included in Halliburton Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                            /s/ Arthur Andersen LLP


Dallas, Texas
January 8, 2002